UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment to
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2019

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (630) 771-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 11, 2019, Nanophase Technologies Corporation (the “Company”) and BASF Corporation (“BASF”) entered into Amendment No. 4, effective as of January 1, 2019 (the “Amendment”), to the Zinc Oxide Supply Agreement originally dated September 16, 1999 and subsequently amended during 2001, 2003 and 2012 (the “Supply Agreement”). The Amendment reduces from $1,000,000 to $500,000 the amount of cash and cash equivalents (calculated in accordance with U.S. generally accepted accounting practices (“GAAP”) that the Company must maintain to prevent a “Triggering Event” and consequent “Technology Transfer” (as those terms as defined in the Supply Agreement) during a trailing 12-month period when the Company also reports a net loss. The Amendment also provides that a Technology Transfer may be triggered if the Company’s cash and cash equivalents, using a broader, non-GAAP definition that includes the Company’s aged receivables from BASF, zinc metal raw materials on hand, and inventory of certain of the Company’s zinc-based personal care ingredients, are less than $1,000,000. The Amendment further changes certain requirements relating to the minimum inventory of certain zinc-based personal care ingredients that the Company must maintain under the Supply Agreement.

All other terms and conditions in the Supply Agreement in effect immediately prior to the Amendment remain in full force and effect thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2019

NANOPHASE TECHNOLOGIES CORPORATION

By:	/s/ Jess Jankowski
Name: Jess Jankowski
Title: President and Chief Executive Officer